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                                    EXHIBIT 5
                            Stikeman Elliott Opinion


                                STIKEMAN ELLIOTT
                    1155 Rene-Levesque Blvd. West, 40th Floor
                        Montreal, Quebec, Canada H3B 3V2


                               September 17, 2001

Intertape Polymer Group Inc.
110 E. Montee de Liesse Blvd.
St. Laurent, Quebec, Canada  H4T 1N4

                     RE: REGISTRATION STATEMENT ON FORM F-3

Dear Sirs/Madames:


We have reviewed the registration statement on Form F-3, SEC File No. 01-507054, to be filed by Intertape Polymer Group Inc. (the "Registrant"), with the Securities and Exchange Commission on or about September 19, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 250,587 Common Shares, no par value (the "Offered Shares"), of the Registrant currently held by Olympian Tape Sales, Inc., which it received as part of the purchase price in connection with the Registrant's acquisition of certain of the assets of Olympian Tape Sales, Inc. As the Registrant's Canadian counsel, we have examined such corporate records, certificates and other documents and such questions of law, as we have considered necessary or appropriate for the purposes of the following opinion. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Upon the basis of such examination, it is our opinion that the Offered Shares, when sold, will be legally issued and outstanding as fully-paid and non-assessable.


The foregoing opinion is limited to the laws of the Province of Quebec and the laws of Canada applicable therein, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We have relied as to certain matters on information obtained from officials of the Registrant and other sources believed by us to be responsible.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement.

                                       Yours truly,

                                       STIKEMAN ELLIOTT

                                       /s/ Stikeman Elliott